                              M.D.C. HOLDINGS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                  1998            1997            1996            1995            1994
                                  ----            ----            ----            ----            ----
Earnings                          $118,989         $69,246         $63,687         $65,313         $69,856
                                  --------         -------         -------         -------         -------
Fixed Charges                     $ 23,478         $27,165         $31,461         $36,401         $38,671

Earnings to Fixed Charges         $   5.07           $2.55           $2.02           $1.79           $1.81
                                     =====           =====           =====           =====           =====


Earnings:

Pretax Earnings from Continuing
 Operations                         83,852          39,327          32,754          26,651          30,982
Add:
Fixed Charges                       23,478          27,165          31,461          36,401          38,671
  Less capitalized interest        (22,525)        (25,607)        (26,523)        (26,136)        (26,345)
  Add amortization of previously
   capitalized interest             34,184          28,361          25,995          28,397          26,548
                                    ------          ------          ------          ------          ------

Total Earnings                     118,989          69,246          63,687          65,313          69,856
                                   =======          ======          ======          ======          ======

Fixed Charges:

Homebuilding and corporate
 interest expense                        0             761           3,773           7,773           9,454
Amortization and expensing of
 debt expenses                         953             797           1,165           2,492           2,872
Capitalized interest                22,525          25,607          26,523          26,136          26,345
                                    ------          ------          ------          ------          ------

Total Fixed Charges                 23,478          27,165          31,461          36,401          38,671
                                    ======          ======          ======          ======          ======